As filed with the Securities and Exchange Commission on April 30, 2007

Registration No. 333-133960

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to
FORM S-1
on
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

URANIUM RESOURCES, INC.
(Name of issuer in its charter)

Delaware	1094	75-2212772
(State or jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code No.)	Identification No.)

650 South Edmonds, Suite 108, Lewisville, TX 75607
972-219-3330
(Address and telephone number of principal executive
office and principal place of business)

THOMAS H. EHRLICH
650 South Edmonds, Suite 108
Lewisville, TX 75607
972-219-3330
(Name, Address and Telephone Number of Agent for Service)

Copies to:
ALFRED C. CHIDESTER
Baker & Hostetler LLP
303 East 17th Avenue, Suite 1100
Denver, Colorado 80203
Phone No.: 303-764-4091
Fax No.: 303-861-2307

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Post-Effective Amendment No. 2.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commisssion is effective.  This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Prospectus

Subject to completion, dated April 30, 2007

Uranium Resources, Inc.

16,895,994 Shares

Common Stock

This Prospectus relates to the resale of up to 16,895,994 shares of the Company’s Common Stock, par value $0.001 per share, that may be offered and sold, from time to time, by the Selling Stockholders identified in this Prospectus.

The offering price for shares sold by Selling Stockholders will be negotiated through private transactions or will be at the prevailing market price as quoted on any exchanges on which the Company’s shares are traded at the time of sale. Selling Stockholders may sell their shares directly or through agents or broker-dealers acting as agents on behalf of such Selling Stockholders. The Selling Stockholders may engage brokers, dealers or agents, who may receive commissions or discounts from the Selling Stockholders.

Uranium Resources will not receive any of the proceeds from sales of shares by Selling Stockholders. Uranium Resources will pay substantially all the expenses incident to the registration of the shares, except for sales commissions and other expenses of Selling Stockholders applicable to sales of their respective shares.

Since April 12, 2007, Uranium Resources’ Common Stock has been listed on the NASDAQ Global Market under the symbol “URRE”.  Prior to April 12, 2007, Uranium Resources’ Common Stock was quoted on the Over the Counter Bulletin Board (“OTCBB”).  On April 9, 2007, the last reported sales price of Uranium Resources’ Common Stock was $9.40 per share.

Before you make your investment decision, please read the “Risk Factors” section beginning on page 2, where specific risks associated with these securities are described.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

Our mailing address and telephone number is as follows:

Uranium Resources, Inc.
650 South Edmonds, Suite 108
Lewisville, TX, 75067
972-219-3330
www.uraniumresources.com

The date of this Prospectus is April   , 2007

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus or incorporated into this Prospectus by reference.  This summary may not contain all of the information that may be important to you in considering an investment in our common stock.  You should carefully read the entire Prospectus, including the documents incorporated by reference, before making and investment decision.   Except for historical information contained in this Prospectus, the matters discussed herein contain forward-looking statements, made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including management’s expectations regarding the Company’s reserves and mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico and planned dates for commencement of production at such properties. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from management’s expectations. Key factors impacting current and future operations of the Company include the spot price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agencies and other matters indicated in “Risk Factors” starting on page 2.

Our Company

We were organized in 1977 to mine uranium in the United States by using an in situ recovery (ISR) mining method, a process by which groundwater is fortified with an oxidizing agent and pumped into the ore body causing the uranium contained to dissolve.  The resulting solution is then pumped to the surface where it is further processed into uranium concentrates that are shipped to a conversion facility for sale to our customers.  This ISR process is generally more cost effective and environmentally benign than conventional mining techniques.

As of December 31, 2006, we had 51,791,339 shares of Common Stock outstanding. On that date, there were 175 holders of record.

As of December 31, 2006, we had 121 employees, including eight geologists, ten engineers and two certified public accountants. We have field offices at Kingsville Dome, Vasquez, Rosita and Crownpoint, New Mexico.

The Offering

Trading Symbol	URRE

Common Stock Outstanding:	51,791,339 shares of Common Stock.

Common Stock Offered by Selling Stockholders	16,895,994 shares of Common Stock. This represents 32.6% of the total outstanding shares of Company Common Stock.

Use of Proceeds

We will not receive any of the proceeds from sales of shares of Common Stock registered hereunder. We will pay all the expenses incident to the registration of such shares, except for sales commissions and other expenses of Selling Stockholders.

Registration Rights	The Company agreed to register the shares of common stock subject to this Prospectus pursuant to various contractual arrangements with the Selling Stockholders.

RISK FACTORS

Investing in our Common Stock will provide you with an equity ownership in Uranium Resources. As one of our stockholders, you will be subject to risks inherent to our business. The trading price of your shares will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss. You should carefully consider the following factors as well as other information contained in this Prospectus before deciding to invest in shares of our Common Stock.

The factors identified below are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to the future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished. Taking into account the foregoing, the following are identified as important risk factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company.

Our ability to function as an operating mining company is dependent on our ability to mine our properties at a profit sufficient to finance further mining activities and for the acquisition and development of additional properties.

Our ability to operate on a positive cash flow basis is dependent on mining sufficient quantities of uranium at a profit sufficient to finance our operations and for the acquisition and development of additional mining properties.  Our failure to achieve or maintain profitable mining operations could have a negative impact on our business and results of operations and could adversely affect the market price of our common stock.

The Navajo Nation ban on uranium mining in Indian country encompasses some of our properties in New Mexico and will adversely affect our ability to mine unless the ban is overturned.

In April 2005, the Navajo Nation Council passed the Diné Natural Resources Protection Act of 2005 prohibiting uranium mining and processing on any sites within Indian Country.  Some of our New Mexico properties have been determined to be Indian country and the status of others as Indian country is in dispute.  We believe that the ban is  beyond the jurisdiction of the Navajo Nation.  However, the ban may prevent us from developing and operating the properties until the jurisdictional issues is resolved.

In February 2007 the USEPA determined that Section 8 of our Churchrock property was Indian country and that the USEPA and not the state of New Mexico has the authority to issue the UIC permits for Section 8 that are a precondition to mining.  We are appealing that decision to the United States Court of Appeals for the Tenth Circuit.  If we are unable to appeal the USEPA’s decision, our mining operations at our Churchrock property could be adversely affected which could have a negative impact on our results of operations.

As of December 31, 2006, we identified a material weakness in internal control over financial reporting and concluded that our disclosure controls were not effective.  If we fail to maintain an effective system of internal and disclosure controls, we may not be able to accurately report our financial results or prevent fraud.  As a result, investors may be misled and lose confidence in our financial reporting and disclosures and the price of our common stock may be negatively affected.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. Among other things, we must perform systems and process evaluation and testing.  We must also conduct an assessment of our internal controls to allow management to report on, and our independent registered public accounting firm to attest to, our assessment of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act.

In connection with the assessment of our internal control over financial reporting for this Annual Report on Form 10-K/A, as further described in Item 9A, management and our registered public accounting firm determined that as of December 31, 2006 our disclosure controls and procedures were ineffective because of the material weakness in our internal control over financial reporting.

Although we have made and are continuing to make improvements in our internal controls, if we are unsuccessful in remediating the material weakness impacting our internal control over financial reporting and disclosure controls, or if we discover other deficiencies, it may adversely impact our ability to report accurately and in a timely manner our financial condition and results of operations in the future, which may cause investors to lose confidence in our financial reporting and may negatively affect the price of our Common Stock. Moreover, effective internal and disclosure controls are necessary to produce accurate, reliable financial reports and to prevent fraud.  If we continue to have deficiencies in our internal control over financial reporting and disclosure controls, they may negatively impact our business and operations.

Our inability to obtain financial surety would threaten our ability to continue in business.

Future bonding requirements will increase significantly when future development and production occurs at our sites in Texas and New Mexico. The amount of the bonding for each producing property is subject to annual review and revision by regulators. We expect that the issuer of the bonds will require us to provide cash collateral equal to the face amount of the bond to secure the obligation. If we cannot provide adequate cash collateral to meet bonding requirements, our development and production activities at the affected sites could be adversely impacted.

Because we have limited capital, inherent mining risks pose a significant threat to us.

Because we are small with limited capital, we are unable to withstand significant losses that can result from inherent risks associated with mining, including environmental hazards, industrial accidents, flooding, interruptions due to weather conditions and other acts of nature. Such risks could result in damage to or destruction of our wellfield infrastructure and production facilities, as well as to adjacent properties, personal injury, environmental damage and processing and production delays, causing monetary losses and possible legal liability.

More stringent federal and state regulations could adversely affect our business.

If we are unable to obtain or maintain permits or water rights for development of our properties or otherwise fail to manage adequately future environmental issues, our operations could be materially and adversely affected. We have expended significant resources, both financial and managerial, to comply with environmental protection laws, regulations and permitting requirements and we anticipate that we will be required to continue to do so in the future. Although we believe our properties comply in all material respects with all relevant permits, licenses and regulations pertaining to worker health and safety as well as those pertaining to the environment and radioactive materials, the historical trend toward stricter environmental regulation may continue. Compliance with any material change in laws applicable to us could require significant expenditures of our capital resources, which could have a material adverse effect on our financial condition and results of operations.

The volatility of uranium prices makes long-range planning uncertain and raising capital difficult.

The price of uranium is affected by numerous factors beyond our control, including the demand for nuclear power, political and economic conditions, and legislation and production and costs of production of our competitors.  A significant decrease in the price or uranium could adversely affect the price of our common stock.

The only market for uranium is nuclear power plants world wide, and there are only a few customers.

We are dependent on a small number of electric utilities that buy uranium for nuclear power plants. Because of the limited market for uranium, a reduction in purchases of newly-produced uranium by electric utilities for any reason (such as plant closings) would adversely affect our financial condition and results of operations.

Public acceptance of nuclear energy is uncertain.

Maintaining the demand for uranium at current levels and future growth in demand will depend upon acceptance of nuclear technology as a means of generating electricity. Lack of public acceptance of nuclear technology would adversely affect the demand for nuclear power and increase the regulation of the nuclear power industry, which could have a negative impact on our business.

Our inability to obtain insurance would threaten our ability to continue in business.

We currently have liability and property damage insurance that we believe is adequate. However, the insurance industry is undergoing change and premiums are being increased. If premiums should increase to a level we cannot afford, we could be forced to cease operations.

If we cannot add additional reserves to replace production in the future, we would not be able to remain in business.

Our future uranium production, cash flow and income are dependent upon our ability to mine our current properties and acquire and develop additional reserves. There can be no assurance that our properties will be placed into production or that we will be able to continue to find and develop or acquire additional reserves.  The failure to commence production at existing sites or to develop and acquire additional reserves will have a negative impact on our business and could adversely affect the price of our common stock.

Competition from better-capitalized companies affects prices and our ability to acquire properties and personnel.

There is global competition for uranium properties, capital, customers and the employment and retention or qualified personnel. In the production and marketing of uranium there are about 15 major producing entities, some of which are government controlled and all of which are significantly larger and better capitalized than we are. We also compete with uranium recovered from the de-enrichment of highly enriched uranium obtained from the dismantlement of United States and Russian nuclear weapons and imports to the United States of uranium from the former Soviet Union.  If any of these competitors are successful in competing against the Company, its sales could decline and its margins could be negatively impacted, all which could seriously harm the Company’s business and results of operations.

Industry-wide competition for exploration and development tools could delay production.

Intense industry-wide competition for exploration and development tools can create the shortage of drill rigs, logging trucks and other equipment.  Such shortages could delay our production and negatively impact our operations.

Competition from numerous small companies affects our ability to acquire properties and personnel and retain existing personnel.

There are numerous entities in the market that compete with us for properties and are attempting to become licensed to operate ISR facilities. In addition, we are aware several entities have expressed interest in hiring certain of our employees. To retain key employees, we may face increased compensation costs, including potential new option grants.

Over 56% of our shares of Common Stock is controlled by Principal Stockholders and Management.

Over 56% of our Common Stock is controlled by six stockholders of record. In addition, our directors and officers are the beneficial owners of about 6.8% of our Common Stock. This includes with respect to both groups shares that may be purchased upon the exercise of outstanding options. Such ownership by the Company’s principal shareholders, executive officers and directors may have the effect of delaying, deferring, preventing or facilitating a sale of the Company, a business combination with a third party or other significant corporate transactions.

The availability for sale of a large amount of shares may depress the market price for our Common Stock.

The Company has 51,797,339 shares of Common Stock currently outstanding, all of which are transferable under a Registration Statement on Form S-1, S-8 prospectuses or otherwise. The availability for sale of such a large amount of shares may depress the market price for our Common Stock and impair our ability to raise additional capital through the public sale of Common Stock. The Company has no arrangement with any of the holders of the foregoing shares to address the possible effect on the price of the Company’s Common Stock of the sale by them of their shares.

USE OF PROCEEDS

All net proceeds from the sale of our Common Stock will go the Selling Stockholders selling stock under this Prospectus.  We will not receive any proceeds from the sale of the Common Stock sold by the Selling Stockholders.

SELLING STOCKHOLDERS

The following table sets forth, as of            , 2007, the name of each of the Selling Stockholders, the nature of his, her or its position, office, or other material relationship to the Company or its subsidiaries within the most recent past three years, and the number of shares of Common Stock which each such Selling Stockholder owned of record as of the date of this Prospectus. The table also sets forth the number of shares of Common Stock owned by each Selling Stockholder that are offered for sale by this Prospectus and the number and percentage of shares of Common Stock to be held by each such Selling Stockholder assuming the sale of all the shares offered hereby. The percentage of the class to be owned by Selling Stockholders after completion of the offering shall be less than one percent for all Selling Stockholders, with the exception of Paul K. Wilmott who would own 2.3%. No statement contained herein nor the delivery of this Prospectus in connection with a sale by any Selling Stockholder shall be deemed an admission by the Company or such Selling Stockholder that such Selling Stockholder is in a control relationship with the Company within the meaning of the Securities Act.

The shares issued below were issued (1) in connection with an April 2006 private placement; (2) an August 2005 private placement; and (3) a May 2005 private placement or to officers and directors pursuant to the 1999 Deferred Compensation Plan.

Name and Relationship To Company if any(1)	Number of Shares of Common Stock Owned as of April 26, 2006		Maximum Number of Shares to be Sold Pursuant to this Offering	Number of Shares of Common Stock to be Held Assuming Sale of all the Shares Offered Hereby	Natural Persons with Power to Vote or Dispose of Offered Securities
Paul K. Willmott(2)(3)	1,165,991	(4)	10,634	1,155,357
Richard A. Van Horn(2)	446,574	(5)	13,333	433,241
Thomas H. Ehrlich(2)	397,790	(6)	7,500	390,290
Mark S. Pelizza(2)	347,396	(7)	6,730	340,666
Leland O. Erdahl(3)	181,805	(8)	136,955	44,850
George R. Ireland(3)	177,780	(9)	7,893	169,887
Penfield Partners LP	565,900		97,150	468,750	Jeffrey Schuss
Betty Jane Schuss Trust dtd 5-12-76	175,000		50,000	125,000	Jack E. Schuss
Arbor Partners LP	93,363		93,363	0	Richard Schuster and Daniel Vandivort
WPG Opportunistic Value Fund LP	319,588		319,588	0	Richard Schuster and Daniel Vandivort
WPG Opportunistic Value Overseas Fund LP	122,600		122,600	0	Richard Schuster and Daniel Vandivort
Geologic Resource Fund LP(10)	314,866		314,866	0	George R. Ireland
Geologic Resource Fund Ltd(10)	1,218,466		1,218,466	0	George R. Ireland
Surfgear & Co.	1,452,150		1,452,150	0	Nelson Woodard
Surfline & Co.	776,450		776,450	0	Nelson Woodard
Richard Gilder	450,000		450,000	0
Cougar Trading LLC	450,000		450,000	0	Emanuel E. Geduld
Penfield Partners Offshore	100,163		2,850	97,313	Emanuel E. Geduld
Covington Partners, LP	110,000		110,000	0	J. Storey Charbonnet and Mark L. Gundlach
Green Turtle Partners, LP	180,000		180,000	0	J. Storey Charbonnet and Mark L. Gundlach
Fern Hill Partners, LP	180,000		180,000	0	Courtney Haslett
Fern Hill Investments, LP	70,000		70,000	0	Courtney Haslett
Zaykowski Partners LP	138,200		138,200	0	Paul Zaykowski
Zaykowski Qualified Partners LP	301,800		301,800	0	Paul Zaykowski
Leslie Cohodes	175,000		175,000	0
Little Wing LP	228,075		228,075	0	Parker L. Quillen
Tradewinds Funds, Ltd.	46,925		46,925	0	Parker L. Quillen
Jack E. Schuss Trust dtd. 5-13-76	50,000		50,000	0	Jack E. Schuss
Knott Partners, LP	593,500		593,500	0	David Knott
Matterhorn Offshore Fund, Ltd.	674,050		674,050	0	David Knott
Shoshone Partners, LP	302,950		302,950	0	David Knott
Common Fund Hedged Equity Co.	73,900		73,900	0	David Knott
Anno, LP	15,750		15,750	0	David Knott
Good Steward Trading Company SPC	21,300		21,300	0	David Knott
Dorset Energy Fund	435,050		435,050	0	David Knott
Zweig-DiMenna Partners, L.P.	403,500		403,500	0	Joseph A. DiMenna
Zweig-DiMenna Special Opportunities, L.P.	140,850		140,850	0	Joseph A. DiMenna
Zweig-DiMenna Investors, L.P.	14,075		14,075	0	Joseph A. DiMenna

Name and Relationship To Company if any(1)	Number of Shares of Common Stock Owned as of April 26, 2006	Maximum Number of Shares to be Sold Pursuant to this Offering	Number of Shares of Common Stock to be Held Assuming Sale of all the Shares Offered Hereby	Natural Persons with Power to Vote or Dispose of Offered Securities
Zweig-DiMenna Select, L.P.	82,925	82,925	0	Joseph A. DiMenna
Zweig-DiMenna Market Neutral, L.P.	70,900	70,900	0	Joseph A. DiMenna
Zweig-DiMenna Natural Resources, L.P.	78,250	78,250	0	Joseph A. DiMenna
Zweig-DiMenna International Limited	789,850	789,850	0	Joseph A. DiMenna
Zweig-DiMenna Fund, Ltd.	85,400	85,400	0	Joseph A. DiMenna
Rice, Voelker LLC	418,009	418,009	0	J. Timothy Rice
Navarre Partners	37,500	37,500	0	William A. Womack
Hare and Co.	271,400	271,400	0	Nelson Woodard
Straus Partners LP	105,000	105,000	0	Melville Strauss
Straus-GEPT Partners, LP	105,000	105,000	0	Melville Strauss
A.R. Dresher & Company LP	612,245	612,245	0	Alan Dresher
James Sloman	20,000	20,000	0
Finderne LLC	3,500	3,500	0	David Knott
Apogee Fund, LP	190,000	190,000	0	Emmett M. Murphy
Opus Capital Partners, LP	37,500	37,500	0	Richard S. Linhart
Vault Partners, LLC	75,000	75,000	0	Frank Trentacoste and Benjamin Sontheimer
Hunter Global Investors Fund I LP	172,716	172,716	0	Duke Buchan III
Hunter Global Investors Offshore Fund Ltd.	342,337	342,337	0	Duke Buchan III
Hunter Global Investors Offshore Fund II Ltd.	97,192	97,192	0	Duke Buchan III
Hayman Capital Master Fund	120,000	120,000	0	J. Kyle Bass
Andrew H. Forrester	30,000	30,000	0
Finn M. W. Caspersen	17,400	17,400	0
Debbie Bass and Richard Bass	10,000	10,000	0
Roger B. Hansen	51,000	51,000	0
Hollow Brook Associates, LLC Defined Benefit Pension Plan	20,400	20,400	0	E. Wayne Nordberg
Janet M. Mavec	20,400	20,400	0
E. Wayne Nordberg	30,600	30,600	0
Olivia S. Nordberg Trust	20,400	20,400	0	E. Wayne Nordberg
Brian & Lisa Payne JWROS	30,600	30,600	0	Brian and Lisa Payne
Leigh H. Perkins Jr.	51,000	51,000	0
Leigh H. Perkins Trustee Under Declaration of Trust dtd. 11/5/87	20,400	20,400	0	Leigh H. Perkins, Jr.
Charles C. Perkins	10,000	10,000	0
Simon R. Perkins	10,000	10,000	0
David D. Perkins	20,400	20,400	0
Philip Richter	20,400	20,400	0
Max E. Richter	15,300	15,300	0
Max E. Richter IRA	15,300	15,300	0	Max E. Richter
Fred H. Langhammer	102,000	102,000	0
Langhammer Associates, LLC	91,800	91,800	0	Fred H. Langhammer
Charles T. Goodson & Jeanne W. Goodson	10,000	10,000	0
Thekla W. Howell	20,400	20,400	0
Gail C. Monaghan	30,600	30,600	0

Name and Relationship To Company if any(1)	Number of Shares of Common Stock Owned as of April 26, 2006	Maximum Number of Shares to be Sold Pursuant to this Offering	Number of Shares of Common Stock to be Held Assuming Sale of all the Shares Offered Hereby	Natural Persons with Power to Vote or Dispose of Offered Securities
George Q. Nichols	30,600	30,600	0
Frances L. Wolfson Revocable Trust	30,600	30,600	0	Frances L. Wolfson
Romi M. Perkins, Trustee Under Declaration of Trust	20,400	20,400	0	Romi M. Perkins
BMO Nesbitt Burns Inc., Account Reference 402-20080, Altairis Offshore	294,500	294,500	0	Bill Peckford, Robyn Schultz and Paul Sabourin
BMO Nesbitt Burns Inc., Account Reference 402-20486, Altairis Offshore Levered	75,500	75,500	0	Bill Peckford, Robyn Schultz and Paul Sabourin
Outpoint Capital, LP	10,000	10,000	0	Jordan Grayson
AWH Opportunity Fund I, LP	14,750	14,750	0	Austin W. Hopper
Austin Hopper	5,250	5,250	0
Bay II Resource Partners, L.P.	239,400	239,400	0	Thomas E. Claugus
Bay Resource Partners Offshore Fund, Ltd.	631,800	631,800	0	Thomas E. Claugus
Bay Resource Partners, L.P.	315,900	315,900	0	Thomas E. Claugus
Thomas E. Claugus	37,900	37,900	0
Mark Meisenbach Trust DTD 1/7/02	100,000	100,000	0	Mark Meisenbach
Special Situations Cayman Fund LP	205,816	205,816	0	David M. Greenhouse and Austin W. Marxe
Special Situations Fund III QP LP	750,306	750,306	0	David M. Greenhouse and Austin W. Marxe
Special Situations Fund III, LP	64,286	64,286	0	David M. Greenhouse and Austin W. Marxe
UT Special Opportunities Fund	20,409	20,409	0	Andrew Arno

1)                                      Except as otherwise noted, none of the Selling Stockholders has any relationship with the Company other than as a stockholder.

2)                                      Executive Officer of the Company.

3)                                      Director of the Company.

4)                                      Includes 1,026,534 shares that may be obtained by Mr. Willmott through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 336,340 shares that may be obtained by Mr. Willmott through the exercise of stock options exercisable more than 60 days from the date hereof.

5)                                      Includes 433,241 shares that may be obtained by Mr. Van Horn through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 232,758 shares that may be obtained by Mr. Van Horn through the exercise of stock options exercisable more than 60 days from the date hereof.

6)                                      Includes 389,690 shares that may be obtained by Mr. Ehrlich through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 232,758 shares that may be obtained by Mr. Ehrlich through the exercise of stock options exercisable more than 60 days from the date hereof.

7)                                      Includes 279,516 shares that may be obtained by Mr. Pelizza through the exercise of stock options that are currently exercisable or will become exercisable within 60 days. Does not include 232,758 shares that may be obtained by Mr. Pelizza through the exercise of stock options exercisable more than 60 days from the date hereof.

8)                                      Includes 44,850 shares that may be obtained by Mr. Erdahl through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 81,400 shares that may be obtained by Mr. Erdahl through the exercise of stock options exercisable more than 60 days from the date hereof.

9)                                      Includes 160,100 shares that may be obtained by Mr. Ireland through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 81,400 shares that may be obtained by Mr. Ireland through the exercise of stock options exercisable more than 60 days from the date hereof.

10)                                George Ireland is a director of the Company and serves as managing partner of this fund.

PLAN OF DISTRIBUTION

The number of shares registered for resale and covered by this Prospectus is 16,895,994 and represent 32.6% of the total outstanding shares of Common Stock. The shares may be sold from time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market at prices and on terms then prevailing or in negotiated transactions.

Brokers may receive compensation in the form of customary brokerage commissions, discounts or concessions from Selling Stockholders in amounts to be negotiated in connection with sales pursuant hereto. Such brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

All costs, expenses and fees in connection with the registration of the Securities will be borne by us. Commissions, discounts and transfer taxes, if any, attributable to the sales of the Securities will be borne by the Selling Stockholders. Certain of the Selling Stockholders have agreed to indemnify the Company, all other prospective holders of the shares registered hereby or any underwriter, as the case may be, and any of the respective affiliates, directors, officers and controlling persons, against certain liabilities in connection with the offering of the shares pursuant to this Prospectus, including liabilities arising under the Securities Act. In addition, we have agreed to indemnify certain of the Selling Stockholders, all other prospective subsequent holders of their shares registered hereby or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling persons, against certain liabilities in connection with the offering of the shares pursuant to this Prospectus, including liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Selling Stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of Common Stock by the Selling Stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while such Selling Stockholders are distributing shares covered by this Prospectus. Accordingly, the Selling Stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The Selling Stockholders are advised that if a particular offer of Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

EXPERTS

The consolidated financial statements included in this Prospectus have been included in reliance on the report of Hein & Associates LLP, independent registered public accountants, given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Common Stock offered hereby was passed upon for the Company by Baker & Hostetler LLP, our legal counsel. Members of that firm currently beneficially own 35,275 shares of Uranium Resources Common Stock.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission (“Commission”) allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this Prospectus, and information that we file later with the Commission will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all of the securities covered by this Prospectus:

1.                                       Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006.

2.                                       The Company’s Current Report on Form 8-K, filed April 25, 2007.

3.                                       The Company’s Current Report on Form 8-K, filed April 11, 2007.

4.                                       The Company’s Current Report on Form 8-K, filed April 3, 2007.

5.                                       The Company’s Current Report on Form 8-K, filed March 19, 2007.

6.                                       The Company’s Current Report on Form 8-K, filed March 16, 2007.

7.                                       The Company’s Current Report on Form 8-K, filed March 13, 2007.

8.                                       The Company’s Current Report on Form 8-K, filed March 13, 2007.

9.                                       The Company’s Current Report on Form 8-K, filed February 23, 2007.

10.                                 The Company’s Current Report on Form 8-K, filed Febraury 16, 2007.

11.                                 The Company’s Current Report on Form 8-K, filed February 15, 2007.

12.                                 The Company’s Current Report on Form 8-K, filed February 13, 2007.

13.                                 The description of the Company’s Common Stock in the Company’s Registration Statement on Form 8-A, filed April 11, 2007.

This Prospectus is part of a registration statement on Form S-3 filed with the Commission under the Securities Act of 1933.  This Prospectus does not contain all of the information set forth in the registration statement.  You should read the registration statement for further information about the Company and its Common Stock.  We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy or any or all of the documents that have been incorporated herein by reference but are not delivered with this Prospectus.  Requests for such copies should be directed to:

Uranium Resources, Inc.
650 South Edmonds, Suite 108
Attn: Thomas H. Ehrlich
(972) 219-3330

You should rely only on the information incorporated by reference or provided in this Prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

The Company files with the Commission annual, quarterly and special reports, proxy statements and other information that may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-9303 and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street,

Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048.  Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the Commission. The address of that website is http://www.sec.gov

Investors may also obtain copies of the Company’s filings with the Commission through the Company’s web site. The Company’s web site address is www.uraniumresources.com.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
OF SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling the Company pursuant to applicable state law, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the Company.

Securities and Exchange Commission registration fee
Legal fees and expense	$80,000
Accounting fees and expenses	$10,000
Other	$7,500
Total	$97,500

Item 15. Indemnification of Directors and Officers.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

The Bylaws of the Company provide for the broad indemnification by the directors and officers of the Company and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. The Company also has entered into indemnification contracts with its directors and officers.

The Company maintains a policy of directors and officers liability insurance which reimburses the Company for expenses which it may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where the Company is unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of Registrant pursuant to the above, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16. Exhibits.

See page E-1 for a list of Exhibits filed with this Post-Effective Amendment No. 1.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)           to file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)           to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          to include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that,

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           that, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the provisions described in Item 15 above, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment #2 on Form S-3 to the Registration Statement on Form S-1 (File No. 333-133960) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of this 30th day of April, 2007.

URANIUM RESOURCES, INC.

By:	/s/ PAUL K. WILLMOTT
Paul K. Willmott
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment #2 on Form S-3 to the Registration Statement on Form S-1 (File No. 333-133960), has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ PAUL K. WILLMOTT	Chairman, Chief Executive Officer and Director	April 30, 2007
Paul K. Willmott	(Principal Executive Officer)

/s/ DAVID N. CLARK	President, Chief Operating Officer and Director	April 30, 2007
David N. Clark

/s/ THOMAS H. EHRLICH	Chief Financial Officer	April 30, 2007
Thomas H. Ehrlich	(Principal Financial and Accounting Officer)

/s/ LELAND O. ERDAHL	Director	April 30, 2007
Leland O. Erdahl

/s/ GEORGE R. IRELAND	Director	April 30, 2007
George R. Ireland

/s/ TERENCE J. CRYAN	Director	April 30, 2007
Terence J. Cryan

EXHIBIT INDEX

Exhibit Number	Description
3.1*	Restated Certificate of Incorporation of the Company, dated February 15, 2004 (filed with the Company’s Registration Statement on Form SB-2 dated July 26, 2004, SEC File Number 333-117653).

3.1.1*	Certificate of Amendment of Restated Certificate of Incorporation of the Company (filed with the Company’s Form 8-K dated April 11, 2006, SEC File Number 000-17171).

3.2*	Restated Bylaws of the Company (filed with the Company’s Form 8-K on April 14, 2005).

4.1*

Common Stock Purchase Agreement dated February 28, 2001 between the Company and Purchasers of the Common Stock of the Company (filed with the Company’s Annual Report on Form 10-KA dated July 26, 2001, SEC File Number 000-17171).

5.1*	Opinion of Baker & Hostetler LLP, counsel to the Company.

10.1*	Amended and Restated Directors Stock Option Plan (filed with the Company’s Form S-8 Registration No. 333- 00349 on January 22, 1996).

10.2*	Amended and Restated Employee’s Stock Option Plan (filed with the Company’s Form S-8 Registration No. 333-00403 on January 24, 1996).

10.3*	Amended and restated 1995 Stock Incentive Plan (filed with the Company’s Form SB-2 Registration No. 333-117653 on July 26, 2005).

10.4*	Non-Qualified Stock Option Agreement dated June 19, 2001 between the Company and Leland O. Erdahl (filed with the Company’s 10-QSB dated August 13, 2001, SEC File Number 000-17171).

10.5*	Non-Qualified Stock Option Agreement dated June 19, 2001 between the Company and George R. Ireland (filed with the Company’s 10-QSB dated August 13, 2001, SEC File Number 000-17171).

10.7*

Summary of Supplemental Health Care Plan (filed with Amendment No. 1 to the Company’s Form S-1 Registration Statement (File No. 33-32754) as filed with the Securities and Exchange Commission on February 20, 1990).

10.9*

License to Explore and Option to Purchase dated March 25, 1997 between Santa Fe Pacific Gold Corporation and Uranco, Inc. (filed with the Company’s Annual Report on Form 10-K dated June 30, 1997, SEC File Number 000-17171).

10.12*	Compensation Agreement dated June 2, 1997 between the Company and Paul K. Willmott (filed with the Company’s Annual Report on Form 10-K dated June 30, 1998, SEC File Number 000-17171).

10.13*	Compensation Agreement dated June 2, 1997 between the Company and Richard A. Van Horn (filed with the Company’s Annual Report on Form 10-K dated June 30, 1998, SEC File Number 000-17171).

10.14*	Compensation Agreement dated June 2, 1997 between the Company and Thomas H. Ehrlich (filed with the Company’s Annual Report on Form 10-K dated June 30, 1998, SEC File Number 000-17171).

10.15*	Compensation Agreement dated June 2, 1997 between the Company and Mark S. Pelizza (filed with the Company’s Annual Report on Form 10-K dated June 30, 1998, SEC File Number 000-17171).

10.16*	Uranium Resources, Inc. 1999 Deferred Compensation Plan (filed with the Company’s Annual Report on Form 10-K dated June 30, 1999, SEC File Number 000-17171).

10.16.1*	Amendment No. 1 to the Uranium Resources, Inc. 1999 Deferred Compensation Plan (filed with the Company’s Annual Report on Form 10KSB dated March 31, 2006, SEC File Number 000-17171).

10.17*	2000-2001 Deferred Compensation Plan (filed with the Company’s Annual Report on Form 10-K dated December 31, 2004, SEC File Number 000-17171).

10.17.1*	Amendment No. 2 to the Uranium Resources, Inc. Deferred Compensation Plan for 2000-2001 (filed with the Company’s Annual Report on Form 10KSB dated March 31, 2006, SEC File Number 000-17171).

10.22*	Uranium Resources, Inc. Deferred Compensation Plan for 2002 (filed with the Company’s Quarterly Report on Form 10-QSB dated November 13, 2002, SEC File Number 000-17171).

10.23*	Uranium Resources, Inc. Deferred Compensation Plan for 2003 (filed with the Company’s Quarterly Report on Form 10-QSB dated November 13, 2002, SEC File Number 000-17171).

10.24*	Uranium Resources, Inc. Deferred Compensation Plan for 2004 (filed with the Company’s Quarterly Report on Form 10-QSB dated May 14, 2004, SEC File Number 000-17171).

10.24.1*

Amendment No. 2 to the Uranium Resources, Inc. Deferred Compensation Plan for 2002, Deferred Compensation Plan for 2003, and Deferred Compensation Plan for 2004 (filed with the Company’s Annual Report on Form 10-KSB dated March 31, 2006, SEC File Number 000-17171).

10.27*

Contract with UG U.S.A., Inc for the Purchase of Natural Uranium Concentrates (U3O8) dated August 12, 2003 (filed with the Company’s Pre-Effective Amendment No. 2 to Registration Statement on form SB-2 dated September 20, 2005, SEC File Number 333-125106).

10.27.1*

Amendment No. 1 with UG U.S.A., Inc. dated August 30, 2004 to Exhibit 10.27 (filed with the Company’s Pre-Effective Amendment No. 2 to Registration Statement on form SB-2 dated September 20, 2005, SEC File Number 333-125106).

10.27.2*

Amendment No. 2 with UG U.S.A., Inc. dated April 29, 2005 to Exhibit 10.27 (filed with the Company’s Pre-Effective Amendment No. 2 to Registration Statement on form SB-2 dated September 20, 2005, SEC File Number 333-125106).

10.28*

Amended and Restated Uranium Supply Contract with Itochu Corporation dated June 7, 2005 (filed with the Company’s Pre-Effective Amendment No. 2 to Registration Statement on form SB-2 dated September 20, 2005, SEC File Number 333-125106).

10.31*

Note Purchase Agreement dated March 24, 2005 and promissory notes issued thereunder (filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, SEC File Number 000-17171).

10.32*

Uranium Supply Contract with UG U.S.A., Inc. dated April 29, 2005 (filed with the Company’s Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated September 20, 2005, SEC File Number 333-125106).

10.33*

Uranium Supply Contract with Itochu Corporation dated June 15, 2005 (filed with the Company’s Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated September 20, 2005, SEC File Number 333-125106).

10.34*	Stock Purchase Agreement by and between Uranium Resources, Inc. and accredited investors (filed with the Company’s Form 8-K dated August 12, 2005, SEC File No. 000-17171).

10.35*	Uranium Resources, Inc. 2004 Stock Incentive Plan (filed with the Company’s Quarterly Report on Form 10QSB/A dated November 18, 2005, SEC File No. 000-17171).

10.36*

Feasibility Study Funding Agreement between Itochu Corporation, Uranium Resources, Inc. and Hydro Resources, Inc. effective March 29, 2006 (filed with the Company’s Form 10KSB dated March 31, 2006, SEC file Number 000-17171).

10.37*

Amended and Restated Uranium Supply Contract between Itochu Corporation and Uranium Resources, Inc. effective March 1, 2006 (filed with the Company’s Form 10KSB dated March 31, 2006, SEC file Number 000-17171).

10.38*

Agreement for the Sale of Uranium Concentrates between UG U.S.A., Inc. and Uranium Resources, Inc. dated March 31, 2006 (filed with the Company’s Form 10KSB dated March 31, 2006, SEC file Number 000-17171).

10.39*

Stock Purchase Agreement dated as of April 19, 2006, by and between Uranium Resources, Inc. and accredited investors (filed with the Company’s Current Report on Form 8-K dated April 19, 2006, SEC File No. 000-17171).

10.40*	Limited Liability Company Agreement of Churchrock Venture LLC (filed with the Company’s Current Report on Form 8-K dated December 5, 2006, SEC File No. 000-17171).

10.41*	Compensation Agreement dated March 12, 2007 between the Company and Craig S. Bartels (filed with the Company’s Form 8-K dated March 13, 2007, SEC File No. 000-17171).

10.42*	Compensation Agreement dated March 12, 2007 between the Company and David N. Clark (filed with the Company’s Form 8-K dated March 13, 2007, SEC File No. 000-17171).

10.43*

Amended and Restated 2004 Directors’ Stock Option Plan dated April 10, 2007 (filed with the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 dated April 11, 2007, SEC File No. 333-133960).

14*	Uranium Resources, Inc. Amended Code of Ethics for Senior Executives (filed with the Company’s Form 10-K dated March 30, 2007, File No. 000-17171).

23.1*	Consent of Hein & Associates (filed with the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 dated April 11, 2007, SEC File No. 333-133960).

*              Previously filed.